                                                                    EXHIBIT 99.1

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                             NUEVO ENERGY COMPANY



                           1999 STOCK INCENTIVE PLAN













                                March 30, 1999




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

                               TABLE OF CONTENTS

ARTICLE I.      GENERAL.........................................   1
 Section 1.1.   Purpose.........................................   1
 Section 1.2.   Administration..................................   1
 Section 1.3.   Eligibility for Participation...................   1
 Section 1.4.   Types of Awards Under Plan......................   2
 Section 1.5.   Aggregate Limitation on Awards..................   2
 Section 1.6.   Effective Date and Term of Plan.................   3
ARTICLE II.     STOCK OPTIONS...................................   3
 Section 2.1.   Award of Stock Options..........................   3
 Section 2.2.   Stock Option Agreements.........................   3
 Section 2.3.   Stock Option Price..............................   3
 Section 2.4.   Term and Exercise...............................   3
 Section 2.5.   Manner of Payment...............................   3
 Section 2.6.   Issuance of Certificates........................   3
 Section 2.7.   Death, Retirement and Termination of Employment
                 of Optionee....................................   4
 Section 2.8.   Effect of Exercise..............................   4
 Section 2.9.   No Reduction in Option Price....................   4
ARTICLE III.    INCENTIVE STOCK OPTIONS.........................   4
 Section 3.1.   Award of Incentive Stock Options................   4
 Section 3.2.   Incentive Stock Option..........................   4
 Section 3.3.   Incentive Stock Option Price....................   4
 Section 3.4.   Term and Exercise...............................   4
 Section 3.5.   Maximum Amount of Incentive Stock Option Grant..   5
 Section 3.6.   Death of Optionee...............................   5
 Section 3.7.   Retirement or Disability........................   5
 Section 3.8.   Termination for Other Reasons...................   5
 Section 3.9.   Termination for Cause...........................   5
 Section 3.10.  Applicability of Stock Options Sections.........   5
 Section 3.11.  Code Requirements...............................   5
 Section 3.12.  No Reduction in Option Price....................   5
ARTICLE IV.     STOCK APPRECIATION RIGHTS.......................   6
 Section 4.1.   Award of Stock Appreciation Rights..............   6
 Section 4.2.   SAR Agreements..................................   6
 Section 4.3.   SAR Exercise Price..............................   6
 Section 4.4.   Term and Exercise...............................   6
 Section 4.5.   Exercise of SAR.................................   6
ARTICLE V.      BONUS STOCK AWARDS..............................   6
 Section 5.1.   Award of Bonus Stock............................   6
 Section 5.2.   Stock Bonus Agreements..........................   6
 Section 5.3.   Transfer Restriction............................   6
ARTICLE VI.     RESTRICTED STOCK................................   7
 Section 6.1.   Award of Restricted Stock.......................   7
 Section 6.2.   Restricted Stock Agreements.....................   7
 Section 6.3.   Stockholder Rights..............................   7
 Section 6.4.   Certificates....................................   7
 Section 6.5.   Performance-Based Awards........................   7
 Section 6.6.   Termination of Employment.......................   7
ARTICLE VII.    RESTRICTED STOCK UNITS..........................   7
 Section 7.1.   Award of Restricted Stock Units.................   7
 Section 7.2.   Restricted Stock Unit Agreements................   7
 Section 7.3.   Stockholder Rights..............................   7
 Section 7.4.   Certificates....................................   8
 Section 7.5.   Performance-Based Awards........................   8
 Section 7.6.   Termination of Employment.......................   8
ARTICLE VIII.   PERFORMANCE SHARE AWARDS........................   8
 Section 8.1.   Awards Granted by Plan Administrator............   8
 Section 8.2.   Amount of Award.................................   8
 Section 8.3.   Communication of Award..........................   8
 Section 8.4.   Amount of Award Payable.........................   8
 Section 8.5.   Adjustments.....................................   8
 Section 8.6.   Payments of Awards..............................   9

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

 Section 8.7.   Termination of Employment.......................   9
 Section 8.8.   Transfer Restriction............................   9
ARTICLE IX.     PERFORMANCE UNITS...............................   9
 Section 9.1.   Awards Granted by Plan Administrator............   9
 Section 9.2.   Amount of Award.................................   9
 Section 9.3.   Communication of Award..........................   9
 Section 9.4.   Amount of Award Payable.........................   9
 Section 9.5.   Adjustments.....................................   9
 Section 9.6.   Payments of Awards..............................  10
 Section 9.7.   Termination of Employment.......................  10
ARTICLE X.      MISCELLANEOUS...................................  10
 Section 10.1.  General  Restriction............................  10
 Section 10.2.  Non-Assignability...............................  10
 Section 10.3.  Withholding Taxes...............................  10
 Section 10.4.  Right to Terminate Employment...................  10
 Section 10.5.  Non-Uniform Determinations......................  10
 Section 10.6.  Rights as a Stockholder.........................  10
 Section 10.7.  Definitions.....................................  11
 Section 10.8.  Leaves of Absence...............................  12
 Section 10.9.  Newly Eligible Employees........................  12
 Section 10.10. Adjustments.....................................  12
 Section 10.11. Changes in the Company's Capital Structure......  12
 Section 10.12. Amendment of the Plan...........................  13
 Section 10.13. No Loss of Rights of Grantee of an Award........  14
 Section 10.14. Dividends and Dividend Equivalents..............  14
 Section 10.15. Form and Time of Elections......................  14
 Section 10.16. Performance Based Compensation..................  14
 Section 10.17. Deferral........................................  14
 Section 10.18. Vesting and Award Criteria of Performance
                  Shares........................................  14
 Section 10.19. No Waiver.......................................  14

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

                              NUEVO ENERGY COMPANY

                           1999 Stock Incentive Plan


                              ARTICLE I.  GENERAL

     Section 1.1. Purpose. The purposes of this Stock Incentive Plan (the "Plan") are to: (1) associate the interests of the management of Nuevo Energy Company and its Subsidiaries and affiliates (collectively referred to as the "Company") closely with the stockholders to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders; (2) provide management with a proprietary ownership interest in the Company commensurate with Company performance, as reflected in increased stockholder value; (3) maintain competitive compensation levels thereby attracting and retaining highly competent and talented directors, employees and consultants; and (4) provide an incentive to management for continuous employment with the Company. Certain capitalized terms are defined in Section 10.7.

     Section 1.2.  Administration.

     (a) The Plan shall be administered by a duly constituted committee of the Board of Directors consisting of at least two members of the Board of Directors, all of whom shall be both a Non-Employee Director and an Outside Director unless otherwise designated by the Board of Directors. Such administrating committee shall be referred to herein as the "Plan Administrator." The Plan Administrator may delegate to one or more executive officers of the Company the power to make Awards to individuals eligible to participate in the Plan pursuant to Section
1.3 who are not subject to Section 16(a) or 16(b) of the Exchange Act, provided the Plan Administrator shall fix the maximum amount of such Awards for the group and the maximum for any one Participant.

     (b) The Plan Administrator shall have the authority, in its sole discretion and from time to time to:

               (i) designate the directors, officers, key employees and consultants of the Company and its Subsidiaries eligible to participate in the Plan;

               (ii) grant Awards provided in the Plan in such form and amount as the Plan Administrator shall determine;

               (iii) impose such limitations, restrictions and conditions, not inconsistent with this Plan, upon any such Award as the Plan Administrator shall deem appropriate; and

               (iv) interpret the Plan and any agreement, instrument or other document executed in connection with the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

     (c) Decisions and determinations of the Plan Administrator on all matters relating to the Plan shall be in its sole discretion and shall be final, conclusive and binding upon all persons, including the Company, any Participant, any stockholder of the Company, any director, any employee and any consultant. No member of any committee acting as Plan Administrator shall be liable for any action taken or decision made relating to the Plan or any Award thereunder.

     Section 1.3. Eligibility for Participation. Participants in the Plan shall be selected by the Plan Administrator from the directors, executive officers and other employees and individuals who act as consultants of the Company and executive officers and employees and individuals who act as consultants of any Subsidiary of the Company who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the form and amount of Awards, the Plan Administrator shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and growth.

     Section 1.4. Types of Awards Under Plan. Awards under the Plan may be in the form of one or more of the following:

          (i)    Stock Options, as described in Article II;

          (ii)   Incentive Stock Options, as described in Article III;

          (iii)  Stock Appreciation Rights, as described in Article IV;

          (iv)   Bonus Stock, as described in Article V;

          (v)    Restricted Stock, as described in Article VI;

          (vi)   Restricted Stock Units, as described in Article VII;

          (vii)  Performance Shares, as described in Article VIII; and/or

          (viii) Performance Units, as described in Article IX.

Awards under the Plan shall be evidenced by an agreement between the Company and the recipient of the Award ("Award Agreement"), in form and substance satisfactory to the Plan Administrator, and not inconsistent with this Plan. Award Agreements may provide such vesting schedules for Stock Options, Incentive Stock Options, Bonus Stock, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units, and such other terms, conditions and provisions as are not inconsistent with the terms of this Plan. Subject to the express provisions of the Plan, and within the limitations of the Plan, the Plan Administrator may modify, extend or renew outstanding Award Agreements, or accept the surrender of outstanding Awards and authorize the granting of new Awards in substitution therefor. However, except as provided in Sections 10.1(i), 10.1(ii), 10.1(iii) and 10.11(d)(iii) of this Plan, no modification of an Award shall impair the rights of the holder thereof without his or her consent.

     Section 1.5.  Aggregate Limitation on Awards.

     (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of the Company ("Common Stock"). The maximum number of shares of Common Stock which may be issued pursuant to Awards issued under the Plan shall be 1,000,000 shares, which may be increased by the Board of Directors pursuant to Section 10.12.

     (b) For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan at any time:

          (i) all the shares issued (including the shares, if any, withheld for tax withholding requirements) under the Plan shall be counted when issued upon exercise of a Stock Option or Incentive Stock Option; and

          (ii) only the shares issued (including the shares, if any, withheld for tax withholding requirements) as a result of an exercise of a Stock Appreciation Right shall be counted;

          (iii) only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are used as full or partial payment for shares issued upon exercise of a Stock Option or Incentive Stock Option; and

          (iv) only the net shares issued (including the shares, if any, withheld for tax withholding requirements) as Bonus Stock, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units shall be counted (shares reacquired by the Company because of failure to achieve a performance target or failure to become fully vested for any other reason shall again be available for issuance under the Plan).

     (c) Any shares of Common Stock subject to a Stock Option or Incentive Stock Option, which for any reason is terminated unexercised or expires shall again be available for issuance under the Plan, but shares subject to a Stock Option or Incentive Stock Option which are not issued as a result of the exercise of a tandem Stock Appreciation Right shall not again be available for issuance under the Plan.

     Section 1.6.  Effective Date and Term of Plan

     (a) The Plan shall become effective on the date adopted by the Board of Directors, subject to approval by the holders of the Company's Common Stock as required by the rules of the NYSE.

     (b) The Plan and all Awards made under the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

                           ARTICLE II.  STOCK OPTIONS

     Section 2.1. Award of Stock Options. The Plan Administrator may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Plan Administrator may prescribe, grant to any person eligible to participate in the Plan one or more options to purchase for cash or shares the number of shares of Common Stock ("Stock Options") allotted by the Plan Administrator. The date a Stock Option is granted shall mean the date selected by the Plan Administrator as of which the Plan Administrator allots a specific number of shares to a Participant pursuant to the Plan.

     Section 2.2. Stock Option Agreements. The grant of a Stock Option shall be evidenced by a written Award Agreement, executed by the Company and the holder of a Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Plan Administrator may from time to time determine.

     Section 2.3. Stock Option Price. The Option Price per share of Common Stock deliverable upon the exercise of a Stock Option shall be 100% of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted, unless the Plan Administrator determines a higher price.

     Section 2.4. Term and Exercise. A Stock Option shall not be exercisable prior to six months from the date of its grant, unless a shorter period is provided by the Plan Administrator or by another Section of this Plan, and may be subject to such vesting scheduling and term ("Option Term") as the Plan Administrator may provide in an Award Agreement. No Stock Option shall be exercisable after the expiration of its Option Term. Unless otherwise provided by the Plan Administrator, the Option Term shall be 10 years.

     Section 2.5. Manner of Payment. Each Award Agreement providing for Stock Options shall set forth the procedure governing the exercise of the Stock Option granted thereunder subject to the following:

          (a) Subject to the following provisions of this Section 2.5, upon the exercise in respect of any shares of Common Stock subject to the Stock Option, the Optionee shall pay to the Company, in full, the Option Price for such shares (except that, in the case of an exercise arrangement approved by the Plan Administrator and described in Section 2.5(c)), payment may be made as soon as practicable after the exercise.

          (b) The Option Price shall be payable in cash or, if authorized by the Plan Administrator, by tendering shares of Common Stock in a manner acceptable to the Plan Administrator and valued at Fair Market Value as of the day of exercise of the Stock Option, or in any combination thereof approved by the Plan Administrator.

          (c) The Plan Administrator may permit an Optionee to elect to pay the Option Price upon the exercise of a Stock Option through a cashless exercise procedure approved by the Plan Administrator by irrevocably authorizing a broker to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise.

     Section 2.6. Issuance of Certificates. As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock unless (i) such certificate or certificates have been previously delivered to a broker pursuant to Section 2.5(c) or (ii) the Award Agreement for such Stock Options allows the Plan Administrator or the Optionee to defer delivery of such certificates. The Optionee shall become a stockholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder unless the Plan Administrator, in its discretion, imposes conditions, restrictions or contingencies with respect to such shares in the applicable Award Agreement.

     Section 2.7. Death, Retirement and Termination of Employment of Optionee. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Plan Administrator:

           (a) Upon the death of the Optionee, any rights to the extent exercisable on the date of death may be exercised by the Optionee's estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both (i) the remaining Option Term of the Stock Option and (ii) one year after the Optionee's death. The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any Stock Options exercisable on the date of death.

           (b) Upon termination of the Optionee's employment by reason of retirement or permanent disability (as each is determined by the Plan Administrator), the Optionee may exercise any Stock Options, provided such option exercise occurs within both (i) the remaining Option Term of the Stock Option and (ii) six months (in the case of permanent disability) or three months (in the case of retirement).

           (c) Upon termination of the Optionee's employment by reason other than death, retirement, disability or cause (as each is determined by the Plan Administrator), the Optionee may exercise any Stock Options, provided such option exercise occurs within both (i) the remaining Option Term of the Stock Option and (ii) 30 days of the date of termination.

           (d) Except as provided in Subsections (a), (b) and (c) of this
     Section 2.7, all Stock Options shall terminate immediately upon the termination of the Optionee's employment.

     Section 2.8. Effect of Exercise. The exercise of any Stock Option shall cancel that number of tandem SARs, if any, which is equal to the number of shares of Common Stock purchased pursuant to said Stock Option unless otherwise agreed by the Plan Administrator in an Award Agreement or otherwise.

     Section 2.9. No Reduction in Option Price . The Option Price of Stock Options issued under the Plan shall not be reduced following the Award of such Stock Options. The Plan Administrator shall not authorize the Award of Stock Options for outstanding Stock Options or outstanding Incentive Stock Options which have a lower Option Price.

                     ARTICLE III.  INCENTIVE STOCK OPTIONS

     Section 3.1. Award of Incentive Stock Options. The Plan Administrator may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Plan Administrator may prescribe, grant to any officer or key employee who is eligible to participate in the Plan one or more "incentive stock options" (intended to qualify as such under the provisions of Section 422 of the Code ("Incentive Stock Options")) to purchase for cash or shares the number of shares of Common Stock allotted by the Plan Administrator. No Incentive Stock Options shall be granted under the Plan after the tenth anniversary of the effective date of the Plan. The date an Incentive Stock Option is granted shall mean the date selected by the Plan Administrator as of which the Plan Administrator allots a specific number of shares to a Participant pursuant to the Plan. Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of 10% or more of the total combined voting power of the Company and its Subsidiaries.

     Section 3.2. Incentive Stock Option. The grant of an Incentive Stock Option shall be evidenced by a written Award Agreement, executed by the Company and the holder of an Incentive Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Plan Administrator may from time to time determine.

     Section 3.3. Incentive Stock Option Price. The Option Price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 100% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted.

     Section 3.4. Term and Exercise. Each Incentive Stock Option shall not be exercisable prior to six months from the date of its grant and unless a shorter period is provided by the Plan Administrator or another Section of this Plan, may be exercised during a period of ten years from the date of grant thereof (the "Option Term") and may be subject to such vesting scheduling as the Plan Administrator may provide in an Award Agreement. No Incentive Stock Option shall be exercisable after the expiration of its Option Term.

     Section 3.5. Maximum Amount of Incentive Stock Option Grant. The aggregate Fair Market Value (determined on the date the Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options first become exercisable by an Optionee during any calendar year (under all plans of the Optionee's employer corporations and their parent and subsidiary corporations) shall not exceed $100,000.

     Section 3.6. Death of Optionee. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Plan Administrator:

           (a) Upon the death of the Optionee, any Incentive Stock Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both (i) the remaining Option Term of the Incentive Stock Option and (ii) one year after the Optionee's death.

           (b) The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any Incentive Stock Options exercisable on the date of death.

     Section 3.7. Retirement or Disability. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Plan Administrator, upon the termination of the Optionee's employment by reason of permanent disability or retirement (as each is determined by the Plan Administrator), the Optionee may exercise any Incentive Stock Options, provided such option exercise occurs within both (i) the remaining Option Term of the Incentive Stock Option and (ii) six months (in the case of permanent disability) or three months (in the case of retirement). Notwithstanding the terms of an Award Agreement, the tax treatment available pursuant to Section 422 of the Code upon the exercise of an Incentive Stock Option shall not be available to an Optionee who exercises any Incentive Stock Options more than (i) one year after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement.

     Section 3.8. Termination for Other Reasons. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Plan Administrator, except as provided in Sections 3.6 and 3.7, upon termination of the Optionee's employment by reason other than death, retirement, disability or cause (as each is determined by the Plan Administrator), the Optionee may exercise any Incentive Stock Options, provided such option exercise occurs within both (i) the remaining Option Term of the Incentive Stock Option and (ii) 30 days of the date of termination.

     Section 3.9. Termination for Cause. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Plan Administrator, except as provided in Sections 3.6, 3.7 and 3.8, all Incentive Stock Options shall terminate immediately upon the termination of the Optionee's employment.

     Section 3.10. Applicability of Stock Options Sections. Sections 2.5, Manner of Payment; 2.6, Issuance of Certificates; and 2.8, Effect of Exercise, applicable to Stock Options, shall apply equally to Incentive Stock Options. Said Sections are incorporated by reference in this Article III as though fully set forth herein.

     Section 3.11. Code Requirements. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Code
Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Code Section 422, unless the Participant has first requested the change that will result in such disqualification. If Code Section 422 is amended to change any requirements to qualify for treatment as Incentive Stock Options the Board of Directors may amend the Plan to conform to any such change.

     Section 3.12. No Reduction in Option Price. The Option Price of Incentive Stock Options issued under the Plan shall not be reduced following the Award of such Incentive Stock Options. The Plan Administrator shall not authorize the Award of Incentive Stock Options for outstanding Stock Options or outstanding Incentive Stock Options which have a lower Option Price.

                     ARTICLE IV.  STOCK APPRECIATION RIGHTS

     Section 4.1. Award of Stock Appreciation Rights. The Plan Administrator may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Plan Administrator may prescribe, grant to any person eligible to participate in the Plan one or more stock appreciation rights ("SAR") entitling the Participant, upon exercise, to receive, in cash or shares of Common Stock, value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (ii) an Exercise Price established by the Plan Administrator, or, if granted in tandem with an Option, the Option Price with respect to shares under the tandem Option. The date an SAR is granted shall mean the date selected by the Plan Administrator as of which the Plan Administrator specifies the number of shares upon which the SAR will be based.

      Section 4.2. SAR Agreements. The grant of an SAR shall be evidenced by a written Award Agreement, executed by the Company and the holder of the SAR ("SAR Holder") stating the number of shares of Common Stock upon which the SAR is based, and in such form as the Plan Administrator may from time to time determine. SARs may be granted in tandem with all or any portion of a previously or contemporaneously granted Option.

     Section 4.3. SAR Exercise Price. The exercise price per share of Common Stock ("Exercise Price") used to determine the value to be received upon the exercise of an SAR shall be 100% of the Fair Market Value of a share of Common Stock on the date the SAR is granted unless otherwise determined by the Plan Administrator.

     Section 4.4. Term and Exercise. An SAR that is not in tandem with an Option shall not be exercisable prior to six months from the date of its grant, unless a shorter period is provided by the Plan Administrator or by another Section of this Plan, and may be subject to such vesting scheduling and term ("SAR Term") as the Plan Administrator may provide in an Award Agreement. No SAR shall be exercisable after the expiration of its SAR Term. An SAR granted in tandem with an Option is exercisable at the time the tandem Option is exercisable, unless the Plan Administrator provides for a longer period. A tandem SAR shall be subject to the same Option Term as the tandem Option to which it relates, unless the Plan Administrator specifies a different SAR Term in the applicable Award Agreement. The exercise of an SAR granted in tandem with an Option will result in the cancellation of an equal number of corresponding Options related to the tandem SAR. The Plan Administrator may, in its discretion, prescribe additional conditions to the exercise of any SAR.

     Section 4.5. Exercise of SAR. Each Award Agreement providing for SARs shall set forth procedures governing the exercise of the SAR granted thereunder. Settlement of SARs may be made in shares of Common Stock (valued at their Fair Market Value at the time of exercise), in cash or in a combination thereof, as determined in the discretion of the Plan Administrator. As soon as practicable after the exercise of an SAR for shares of Common Stock, the Company shall deliver to the SAR Holder a certificate or certificates for such shares of Common Stock unless the Award Agreement for such SARs allows the Plan Administrator or the SAR Holder to defer delivery of such shares of Common Stock. The SAR Holder shall become a stockholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder, unless the Plan Administrator, in its discretion, imposes conditions, restrictions or contingencies with respect to such shares in the applicable Award Agreement.

                         ARTICLE V.  BONUS STOCK AWARDS

     Section 5.1. Award of Bonus Stock. The Plan Administrator may from time to time, and subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant to any person eligible to participate in the Plan shares of Common Stock ("Bonus Stock").

     Section 5.2. Bonus Stock Agreements. The grant of a Bonus Stock shall be evidenced by a written Award Agreement, executed by the Company and the recipient of Bonus Stock, in such form as the Plan Administrator may from time to time determine, providing for the terms of such grant, including any vesting schedule, restrictions on the transfer of such Common Stock or other matters.

     Section 5.3. Transfer Restriction. Any Award Agreement providing for the issuance of Bonus Stock to any person who, at the time of grant, is a person described in Section 16(a) under the Exchange Act shall provide that such Common Stock cannot be resold for a period of six months following the grant of such Bonus Stock.

                         ARTICLE VI.  RESTRICTED STOCK

     Section 6.1. Award of Restricted Stock. The Plan Administrator may grant shares of restricted stock, the vesting of which is subject to certain conditions established by the Plan Administrator with some or all of those conditions relating to events (such as performance or continued employment) occurring after the date of grant ("Restricted Stock"). The date Restricted Stock is granted shall mean the date selected by the Plan Administrator as of which the Plan Administrator allots a specified number of shares to a Participant pursuant to the Plan.

     Section 6.2. Restricted Stock Agreements. The grant of Restricted Stock shall be evidenced by a written Award Agreement, executed by the Company and the holder of the Restricted Stock stating the number of shares of Common Stock that are subject to the Restricted Stock Award and the conditions to vesting, and in such form as the Plan Administrator may from time to time determine.

     Section 6.3. Stockholder Rights. Unless otherwise provided by the Plan Administrator, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except for such restrictions and any other restrictions imposed by the Plan Administrator, holders of Restricted Stock shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive all dividends paid on such shares.

     Section 6.4. Certificates. Unless otherwise provided by the Plan Administrator, each certificate issued in respect of shares of Restricted Stock granted under the Plan shall be registered in the name of the holder of such Restricted Stock and shall be deposited with the Company with a stock power endorsed in blank. Upon the vesting of Restricted Stock, such Restricted Stock shall be transferred free of all restrictions to the Participant.

     Section 6.5. Performance-Based Awards. The Plan Administrator may award performance-based Restricted Stock that becomes vested (or for which vesting is accelerated) upon the achievement of Performance Targets established pursuant to the requirements of Section 8.4 by the Plan Administrator. The Plan Administrator may specify the number of shares that will vest upon the achievement of different levels of performance. Except as otherwise provided by the Plan Administrator, achievement of maximum target levels during the Performance Cycle shall result in the Participant's receipt of the full performance-based Restricted Stock Award. For achievement of the minimum target, but less than the maximum target, the Plan Administrator may establish a portion of the Award that the Participant is entitled to receive. Any performance-based Restricted Stock that is not earned by the end of a Performance Cycle shall be forfeited unless the Plan Administrator provides otherwise in the applicable Award Agreement.

     Section 6.6. Termination of Employment. Unless the applicable Award Agreement provides for vesting upon death, disability, retirement or other termination of employment, upon any such termination of employment of a Participant prior to vesting of Restricted Stock, all outstanding and unvested Awards of Restricted Stock to such Participant shall be canceled, shall not vest and shall be returned to the Company.

                      ARTICLE VII.  RESTRICTED STOCK UNITS

     Section 7.1. Award of Restricted Stock Units. The Plan Administrator may grant rights to receive stock in the future, the vesting of which is subject to certain conditions established by the Plan Administrator with some or all of those conditions relating to events (such as performance or continued employment) occurring after the date of grant ("Restricted Stock Units"). The date a Restricted Stock Unit is granted shall mean the date selected by the Plan Administrator as of which the Plan Administrator allots a specified number of shares to a Participant pursuant to the Plan.

     Section 7.2. Restricted Stock Unit Agreements. The grant of Restricted Stock Units shall be evidenced by a written Award Agreement, executed by the Company and the holder of the Restricted Stock Unit stating the number of shares of Common Stock that are subject to the Restricted Stock Unit Award and the conditions to vesting, and in such form as the Plan Administrator may from time to time determine.

     Section 7.3. Stockholder Rights.  Except as otherwise provided in this
Section 7.3, prior to the vesting and settlement of Restricted Stock Units in shares of Common Stock, holders of Restricted Stock Units shall not have any of the rights of a stockholder. Unless the Plan Administrator provides otherwise, holders of Restricted Stock Units shall have the right, subject to any restrictions or vesting requirements imposed by the Plan Administrator, to receive a payment from the Company in lieu of a dividend in an amount equal to such dividends and at such times as dividends would otherwise be paid.

     Section 7.4. Certificates. As soon as practicable after the vesting of Restricted Stock Units, the Company shall deliver to the Participant a certificate or certificates for such shares of Common Stock unless the Award Agreement for such Restricted Stock Units allows the Plan Administrator or the Participant to defer delivery of such shares of Common Stock. The Participant shall become a stockholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder unless the Plan Administrator, in its discretion, imposes conditions, restrictions or contingencies with respect to such shares in the applicable Award Agreement.

     Section 7.5. Performance-Based Awards. The Plan Administrator may award performance-based Restricted Stock Units that becomes vested (or for which vesting is accelerated) upon the achievement of Performance Targets established pursuant to the requirements of Section 8.4 by the Plan Administrator. The Plan Administrator may specify the number of shares that will vest upon the achievement of different levels of performance. Except as otherwise provided by the Plan Administrator, achievement of maximum target levels during the Performance Cycle shall result in the Participant's receipt of the full performance-based Restricted Stock Unit Award. For achievement of the minimum target, but less than the maximum target, the Plan Administrator may establish a portion of the Award that the Participant is entitled to receive. Any performance-based Restricted Stock Unit that is not earned by the end of a Performance Cycle shall be forfeited unless the Plan Administrator provides otherwise in the applicable Award Agreement.

     Section 7.6. Termination of Employment. Unless the applicable Award Agreement provides for vesting upon death, disability, retirement or other termination of employment, upon any such termination of employment of a Participant prior to vesting of Restricted Stock, all outstanding and unvested Awards of Restricted Stock to such Participant shall be canceled, shall not vest and shall be returned to the Company.

                    ARTICLE VIII.  PERFORMANCE SHARE AWARDS

     Section 8.1. Awards Granted by Plan Administrator. Coincident with or following designation for participation in the Plan, a person eligible to participate in the Plan may be granted Performance Shares. Certificates representing Performance Shares shall be issued to the Participant effective as of the date of the Award. Holders of Performance Shares shall have all of the voting, dividend and other rights of stockholders of the Company, subject to the terms of any Award Agreement.

     Section 8.2. Amount of Award. The Plan Administrator shall establish a maximum amount of a Participant's Award, which amount shall be denominated in shares of Common Stock.

     Section 8.3. Communication of Award. Written notice of the maximum amount of a Participant's Award and the Performance Cycle determined by the Plan Administrator, if any, shall be given to a Participant as soon as practicable after approval of the Award by the Plan Administrator. The grant of Performance Shares shall be evidenced by a written Award Agreement, executed by the Company and the recipient of Performance Shares, in such form as the Plan Administrator may from time to time determine, providing for the terms of such grant.

     Section 8.4. Amount of Award Payable. Performance Shares may be granted based upon past performance or future performance. In addition to any other restrictions the Plan Administrator may place on Performance Shares, the Plan Administrator may, in its discretion, provide that Performance Shares shall vest upon the satisfaction of Performance Targets to be achieved during an applicable Performance Cycle. Failure to satisfy the Performance Targets may result, in the Plan Administrator's discretion as set forth in an Award Agreement, in the forfeiture of the Performance Shares by the Participant and the return of such shares to the Company, or have any other consequence as determined by the Plan Administrator. Multiple Performance Targets may be used and the components of multiple Performance Targets may be given the same or different weight in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities. The Plan Administrator may also establish that none, a portion or all of a Participant's Award will vest (subject to Section 8.6) for performance which falls below the Performance Target applicable to such Award. Certificates representing Performance Shares shall bear a legend restricting their transfer and requiring the forfeiture of the shares to the Company if any Performance Targets or other conditions to vesting are not met. The Plan Administrator may also require a Participant to deliver certificates representing unvested Performance Shares to the Company in escrow until the Performance Shares vest.

     Section 8.5. Adjustments. At any time prior to vesting of a Performance Share, the Plan Administrator may adjust previously established Performance Targets or other terms and conditions to reflect events such as changes in laws, regulations, or accounting practice, or mergers, acquisitions, divestitures or any other event determined by the Plan Administrator.

     Section 8.6. Payments of Awards. Following the conclusion of each Performance Cycle, the Plan Administrator shall determine the extent to which Performance Targets have been attained, and the satisfaction of any other terms and conditions with respect to the vesting of an Award relating to such Performance Cycle. Subject to the provisions of Section 8.3, to the extent the Plan Administrator determines Performance Shares have vested, the Company shall issue to the Participant certificates representing vested shares free of any legend regarding Performance Targets or forfeiture in exchange for such Participant's legended certificates.

     Section 8.7. Termination of Employment. Unless the Award Agreement provides for vesting upon death, disability, retirement or other termination of employment, upon any such termination of employment of a Participant prior to vesting of Performance Shares, all outstanding and unvested Awards of Performance Shares to such Participant shall be canceled, shall not vest and shall be returned to the Company.

     Section 8.8. Transfer Restriction. Unless otherwise agreed to by the Plan Administrator in an Award Agreement, any Award Agreement providing for the issuance of Performance Shares to any person who, at the time of grant, is subject to the restrictions of Section 16(b) of the Exchange Act, shall provide that such Common Stock cannot be resold for a period of six months following the grant of such Performance Shares.

                         ARTICLE IX.  PERFORMANCE UNITS

     Section 9.1. Awards Granted by Plan Administrator. Coincident with or following designation for participation in the Plan, a person eligible to participate in the Plan may be granted the right to receive value for performance units, denominated in dollars or shares of Common Stock at the end of a Performance Cycle ("Performance Units"). The date a Performance Unit is granted shall mean the date selected by the Plan Administrator as of which the Plan Administrator allots a specified dollar amount or number of shares to a Participant pursuant to the Plan.

     Section 9.2. Amount of Award. The Plan Administrator shall establish a maximum amount of a Participant's Award, which amount shall be denominated in dollars or shares of Common Stock. Performance Units shall be paid in shares of Common Stock unless the Plan Administrator provides in the Award Agreement for payment in cash or a combination of shares of Common Stock and cash. Performance Units denominated in dollars shall be paid the number of shares of Common Stock determined by dividing the dollar denominated value of a Performance Unit by the Fair Market Value of a share of Common Stock on the effective date of the grant. If a cash payment is made for a Performance Unit denominated in shares of Common Stock, the cash payment per share shall be equal to the Fair Market Value of a share of Common Stock on the date of vesting.

     Section 9.3. Communication of Award. Written notice of the maximum amount of a Participant's Award and the Performance Cycle determined by the Plan Administrator, if any, shall be given to a Participant as soon as practicable after approval of the Award by the Plan Administrator. The grant of Performance Units shall be evidenced by a written Award Agreement, executed by the Company and the recipient of Performance Units, in such form as the Plan Administrator may from time to time determine, providing for the terms of such grant.

     Section 9.4. Amount of Award Payable. Performance Units may be granted based upon past performance or future performance. In addition to any other restrictions the Plan Administrator may place on Performance Units, the Plan Administrator may, in its discretion, provide that Performance Units shall vest upon the satisfaction of Performance Targets to be achieved during an applicable Performance Cycle. Failure to satisfy the Performance Targets may result, in the Plan Administrator's discretion as set forth in an Award Agreement, in the forfeiture of the Performance Units by the Participant, or have any other consequence as determined by the Plan Administrator. Multiple Performance Targets may be used and the components of multiple Performance Targets may be given the same or different weight in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities. The Plan Administrator may also establish that none, a portion or all of a Participant's Award will vest (subject to Section 9.6) for performance which falls below the Performance Target applicable to such Award.

     Section 9.5. Adjustments. At any time prior to vesting of a Performance Unit, the Plan Administrator may adjust previously established Performance Targets or other terms and conditions to reflect events such as changes in laws, regulations, or accounting practice, or mergers, acquisitions, divestitures or any other event determined by the Plan Administrator.

     Section 9.6. Payments of Awards. Following the conclusion of each Performance Cycle, the Plan Administrator shall determine the extent to which performance targets have been attained, and the satisfaction of any other terms and conditions with respect to the vesting of an Award relating to such Performance Cycle. Subject to the provisions of Section 9.3, to the extent the Plan Administrator determines Performance Units have vested, the Company shall issue to the Participant certificates representing vested shares, cash payment, or a combination of both as provided in the applicable Award Agreement unless the Award Agreement for such Performance Units allows the Plan Administrator or the Participant to defer delivery of such Common Stock or cash payment.

     Section 9.7. Termination of Employment. Unless the Award Agreement provides for vesting upon death, disability, retirement or other termination of employment, upon any such termination of employment of a Participant prior to vesting of Performance Unit, all outstanding and unvested Awards of Performance Shares to such Participant shall be canceled and shall not vest.

                           ARTICLE X.  MISCELLANEOUS

     Section 10.1. General Restriction. Each Award under the Plan shall be subject to the requirement that, if at any time the Plan Administrator shall determine that (i) the listing, registration or qualification of the shares of Common Stock which is the subject of such Award is necessary under the rules and regulations of any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an Award with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Plan Administrator.

     Section 10.2. Non-Assignability. No Award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such Award shall be exercisable only by such person or by such person's guardian or legal representative.

     Section 10.3. Withholding Taxes. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue, transfer or vest only such number of shares of the Company net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred. Unless the Plan Administrator provides otherwise in the applicable Award Agreement, Participants may elect to satisfy tax withholding obligations through the surrender of shares of Common Stock which the Participant already owns or through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Plan.

     Section 10.4. Right to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such Participant.

     Section 10.5. Non-Uniform Determinations. The Plan Administrator's determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

     Section 10.6. Rights as a Stockholder. Unless otherwise provided in the Plan, the recipient of any Award under the Plan shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

     Section 10.7. Definitions. In this Plan the following definitions shall apply:

           (a) "Affiliate" means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Nuevo Energy Company.

           (b) "Award" shall mean a grant of Stock Options, Incentive Stock Options, Bonus Stock, SARs, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units under the Plan.

           (c) "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include any successor provision of the Code.

           (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           (e) "Fair Market Value" as of any date and in respect of any share of Common Stock means the closing price on such date or on the next business day, if such date is not a business day, of a share of Common Stock reflected in the consolidated trading tables of The Wall Street Journal (presently the NYSE - Composite Transactions) or any other publication selected by the Plan Administrator, provided that, if shares of Common Stock shall not have been traded on the New York Stock Exchange for more than 10 days immediately preceding such date or if deemed appropriate by the Plan Administrator for any other reason, the Fair Market Value of shares of Common Stock shall be as determined by the Plan Administrator in such other manner as it may deem appropriate. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

           (e) "Non-Employee Director" shall mean a director who (i) is not an officer of the Company or a parent or Subsidiary of the Company, or otherwise employed by the Company or parent or Subsidiary of the Company;
     (ii) does not receive compensation, either directly or indirectly, from the Company or a parent or Subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount not exceeding $60,000; (iii) does not possess an interest in any transaction for which disclosure would be required under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended ("Securities Act"); or (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K of the Securities Act.

           (f) "Option" means a Stock Option or Incentive Stock Option.

           (g) "Option Price" means the purchase price per share of Common Stock deliverable upon the exercise of a Stock Option or Incentive Stock Option.

           (h) "Outside Director" means a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

           (i) "Participant" means a director, executive officer, other key employee or consultant of the company or any Subsidiary who holds an outstanding Award granted under the Plan

           (j) "Performance Cycle" means the period of time, if any, as specified by the Plan Administrator over which Performance Shares are to be vested.

           (k) "Performance Target" means those targets established by the Plan Administrator that relate to corporate, group, unit or individual performance and are established in terms of market price of common stock, cash flow or cash flow per share, reserve value or reserve value per share, net asset or net asset value per share, earnings, or, to the extent that the Award is not intended to qualify as performance-based compensation (as that term is used for purposes of Section 162(m) of the Code), such other measures or standards determined by the Plan Administrator.

           (l) "Restricted Period" means the period of time for which Restricted Stock is subject to forfeiture pursuant to the Plan.

           (m) "Subsidiary" means any corporation or other entity of which at least 50% of the voting securities entitled to vote generally in an election of directors are owned by the Company directly or through one or more other corporations or other entities, each of which is also a Subsidiary. With respect to non-corporate entities, Subsidiary shall mean an entity managed or controlled by the Company or any Subsidiary and with respect to which the Company or any Subsidiary is allocated more than half of the profits and losses thereof.

     Section 10.8. Leaves of Absence. The Plan Administrator shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Plan Administrator shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any recipient who takes such leave of absence.

     Section 10.9. Newly Eligible Employees. The Plan Administrator shall be entitled to make such rules, regulations, determinations and Awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an Award or incentive period .

     Section 10.10. Adjustments. In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Plan Administrator may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options, Bonus Stock, SARs, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units theretofore granted under the Plan, and any and all other matters deemed appropriate by the Plan Administrator.

     Section 10.11. Changes in the Company's Capital Structure.

           (a) The existence of outstanding Options, Bonus Stock, SARs, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

           (b) If, while there are outstanding Options, the Company shall effect a subdivision or consolidation of shares or other increase or reduction in the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, then, subject to the provisions, if any, in the Award Agreement (a) in the event of an increase in the number of such shares outstanding, the number of shares of Common Stock then subject to Options hereunder shall be proportionately increased; and (b) in the event of a decrease in the number of such shares outstanding the number of shares then available for Option hereunder shall be proportionately decreased.

           (c) After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, (i) each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number of shares as to which such Option shall then be so exercisable, the number and class of shares of stock, other securities or consideration to which such holder would have been entitled to receive pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of the Company equal to the number of shares as to which such Option had been exercisable and (ii) unless otherwise provided by the Plan Administrator, the number of shares of Common Stock, other securities or consideration to be received with respect to unvested Bonus Stock, SARs, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units shall continue to be subject to the Award Agreement, including vesting provisions hereof.

           (d) If the Company is about to be merged into or consolidated with another corporation or other entity under circumstances where the Company is not the surviving corporation, or if the Company is about to sell or otherwise dispose of substantially all of its assets to another corporation or other entity while unvested Bonus Stock, SARs, Restricted Stock, Restricted Stock Units, Performance Shares or

     Performance Units or unexercised Options remain outstanding, then the Plan Administrator may direct that any of the following shall occur:

                (i) If the successor entity is willing to assume the obligation to deliver shares of stock or other securities after the effective date of the merger, consolidation or sale of assets, as the case may be, each holder of an outstanding Option shall be entitled to receive, upon the exercise of such Option and payment of the Option Price, in lieu of shares of Common Stock, such shares of stock or other securities as the holder of such Option would have been entitled to receive had such Option been exercised immediately prior to the consummation of such merger, consolidation or sale, and the terms of such Option and any tandem SAR associated with such Option shall apply as nearly as practicable to the shares of stock or other securities purchasable upon exercise of the Option following such merger, consolidation or sale of assets;

               (ii) The Plan Administrator may waive any limitations set forth in or imposed pursuant to this Plan or any Award Agreement with respect to such Option and any tandem SAR, Bonus Stock, SAR, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit such that (A) such Option and tandem SAR shall become exercisable prior to the record or effective date of such merger, consolidation or sale of assets or (B) the vesting of such Bonus Stock, SAR, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit shall occur upon such merger, consolidation or sale of assets; and/or

               (iii) The Plan Administrator may cancel all outstanding Options and tandem SARs as of the effective date of any such merger, consolidation or sale of assets provided that prior notice of such cancellation shall be given to each holder of an Option at least 30 days prior to the effective date of such merger, consolidation or sale of assets, and each holder of an Option shall have the right to exercise such Option or any tandem SARs in full during a period of not less than 30 days prior to the effective date of such merger, consolidation or sale of assets.

     (e) Except as herein provided, the issuance by the Company of Common
Stock or any other shares of capital stock or securities convertible into shares of capital stock, for cash, property, labor done or other consideration, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

     Section 10.12. Amendment of the Plan.

     (a)  Subject to Section 3.11, Section 10.13 and subsection (b) of this
Section 10.12, the Board of Directors may, without further approval by the stockholders and without receiving further consideration from the Participants, amend this Plan or condition or modify Awards under this Plan, including increases to the number of shares which may be covered by Awards under this Plan.

     (b) The following amendments shall require the approval of holders of a majority of the shares of common stock present and voting at a meeting of stockholders properly called at which a quorum is present:

          (i) Any increase in the number of shares of Common Stock which may be issued under the Plan as set forth in Section 1.5(a) in excess of 100,000 shares;

          (ii) Any amendment, supplement or other change to an outstanding Award Agreement which provides a material increase in benefits to the Participant unless such amendment, supplement or change is made in connection with the termination of employment of a Participant or the aggregate number of shares subject to the Awards which are so amended over the life of the Plan does not exceed 100,000 shares; provided, however, without stockholder approval as contemplated by this Section, no amendment shall be made to
     Section 2.9 and 3.12 providing for a decrease in the Option Price of any outstanding Stock Option;

          (iii) Any amendment, supplement or change which extends the class of persons entitled to receive Awards under the Plan, other than the extension of Awards covering up to an aggregate of 100,000 shares over the life of the plan;

          (iv) Any amendment, supplement or other change to Section 10.14 or 10.18; and

          (v)  Any amendment to this Section.

     Section 10.13. No Loss of Rights of Grantee of an Award. Nothing in this Plan shall give the Plan Administrator or any other person the right, power or authority to change, amend, alter or repeal the terms of any Award granted under this Plan, except as otherwise expressly set forth in the grant of such Award, without the prior written consent of the grantee of such Award.

     Section 10.14. Dividends and Dividend Equivalents. An Award Agreement for any Award other than an Option or SAR Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Common Stock subject to the Award Agreement (both before and after the Common Stock subject to the Award Agreement is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Common Stock as determined by the Plan Administrator. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Common Stock, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall establish, including the reinvestment of such credited amounts in Common Stock equivalents. An Award Agreement shall not provide such rights with respect to Option or SAR Awards.

     Section 10.15. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Plan Administrator at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Plan Administrator shall require.

      Section 10.16. Performance Based Compensation. The Plan Administrator shall designate all Awards intended to qualify as performance based compensation under Section 162(m) of the Code and shall not be entitled to exercise any discretion otherwise authorized under this Plan with respect to Awards designated as performance based compensation if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Awards to fail to qualify as performance based compensation.

      Section 10.17. Deferral. The Plan Administrator may provide in any Award Agreement that the Plan Administrator or the Participant may, upon the vesting of any Award under this Plan, defer the receipt of any shares of Common Stock or cash to be paid to the Participants as a result of the vesting of an Award under this Plan.

      Section 10.18. Vesting and Award Criteria of Performance Shares. Notwithstanding the provisions of Articles V, VI, VII and VIII, the Plan Administrator shall not make any Award under such Articles which vests in less than one year. Any Award under such Articles shall also be made by the Plan Administrator following a determination that such Award was in lieu of other compensation which would have been paid to such employee.

      Section 10.19. No Waiver. The Plan Administrator shall not waive any provision of an Award which provides for vesting, performance criteria or other material conditions to receipt or exercise of the Award, except for amendments which are specifically permitted by Section 10.12(b).

     The foregoing is a true and correct copy of the Nuevo Energy Company 1999 Stock Incentive Plan as approved by the Board of Directors on March 30, 1999 and the stockholders the annual meeting on May 12, 1999.

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